As filed with the Securities and Exchange Commission on September 15, 2017
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

REGISTRATION STATEMENT ON FORM S-3

POST-EFFECTIVE AMENDMENT NO. 1 TO  FORM S-1

ON FORM S-3 REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

APPLIED DNA SCIENCES, INC.
(Exact name of registrant as specified in its charter)

Delaware	59-2262718
(State of incorporation)	(IRS Employer Identification Number)

50 Health Sciences Drive

Stony Brook, New York 11790

(631) 240-8800

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

James A. Hayward, Ph.D., Sc.D., Chief Executive Officer

Applied DNA Sciences, Inc.

50 Health Sciences Drive

Stony Brook, New York 11790

(631) 240-8800

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Please send copies of all communications to:

Merrill M. Kraines, Esq.

Pepper Hamilton LLP

620 Eighth Avenue 37th Floor

New York, New York 10018

Telephone: 212-808-2711

Facsimile: 212-658-9982

Approximate date of commencement of proposed sale to the public:

From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the SEC pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☒
(Do not check if a smaller reporting company)

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per unit (1)		Proposed maximum aggregate offering price(1)		Amount of registration fee
Primary Offering

Common stock, par value $0.0001 per share, Underlying Listed Warrants	3,215,590		(2)		(2)		(3)

Secondary Offering by selling security holders

Common stock, par value $0.0001 per share, Underlying Concurrent Warrants (5)	1,250,000	$4.30		$5,375,000		$622.96	(4)

Common stock, par value $0.0001 per share, Underlying Agent Warrants (6)	3,769	$3.32		$12,513.08		$186.50	(4)
	63,159	$2.85		$180,003.15
	68,182	$2.53		$172,500.46
	50,000	$4.01		$200,500.00
	163,720	$3.44		$563,196.80
	128,800	$3.73		$480,424.00	(7)
Total	4,943,220					$809.46

(1) Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the securities being registered hereunder also include such indeterminate number of additional shares of Common Stock as may from time to time be issued after the date hereof as a result of stock splits, stock dividends, recapitalizations or similar transactions.

(2) The shares of Common Stock underlying the Listed Warrants registered under the registrant’s Registration Statement on Form S-1 (File No. 333-199121) (as supplemented, the “Prior Registration Statement”) and the Amendments and Supplements to that Form S-1 are included in this Registration Statement.  Pursuant to Rule 429(b), this registration statement, upon effectiveness, also constitutes a Post-Effective Amendment to the Prior Registration Statement, which post-effective amendment shall hereafter become effective concurrently with the effectiveness of this registration statement and in accordance with Section 8(c) of the Securities Act. If securities previously registered under the Prior Registration Statement are offered and sold before the effective date of this registration statement, the amount of previously registered securities so sold will not be included in the prospectus hereunder.

(3) All applicable filing fees relating to the shares of Common Stock Underlying the Listed Warrants were paid at the time of filing the Prior Registration Statement.

(4) Calculated in accordance with Rule 457(g) under the Securities Act.

(5) The Concurrent Warrants were sold to certain of the Selling Security holders in a private placement on November 27, 2015 and are described in the registrant’s prospectus supplement dated November 23, 2015, (Registration No. 333-202432). Prior to the effectiveness of this registration statement, the Shares of Common Stock underlying the Concurrent Warrants have not been registered pursuant to the Securities Act.

(6) The Agent Warrants were part of the compensation provided to certain Selling Security holders who were acting as placement agent and/or underwriter in various public offerings and private placements that closed and/or were entered into on (i) January 7, 2011, as described in the registrant’s Current Report on Form 8-K filed on January 13, 2011, (ii) July 15, 2011 as described in the registrant’s Current Report on Form 8-K filed on July 15, 2011, (iii) November 20, 2014 as described in the registrant’s prospectus dated November 18, 2014 (Registration No. 333-199121), (iv) April 1, 2015 as described in the registrant’s prospectus supplement dated March 27, 2015 (Registration No. 333-202432), (v) November 27, 2015 as described in the registrant’s prospectus supplement dated November 23, 2015 (Registration No. 333-202432) and (vi) November 7, 2016 as described in the registrant’s Current Report on Form 8-K filed on November 3, 2016. Prior to the effectiveness of this registration statement, the Shares of Common Stock underlying the Agent Warrants have not been registered pursuant to the Securities Act.

(7) The maximum amount that the Registrant could receive upon the exercise of all Agent Warrants is $1,609,137.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

On October 2, 2014, the registrant filed a registration statement on Form S-1 (File No. 333-199121 ) with the Securities and Exchange Commission (the “SEC”), which was declared effective by the SEC on November 14, 2014. The prospectus included in such registration statement was supplemented from time to time, with the most recent prospectus supplement (no. 8) filed on September 18, 2015. Such registration statement, as supplemented, is referred to herein as the “Prior Registration Statement”. The Prior Registration Statement was used by the registrant to offer shares of its common stock and certain of its warrants that are listed on The NASDAQ Capital Market (the “Listed Warrants”). This Post-Effective Amendment No.1 to Form S-1 on Form S-3 (“Post-Effective Amendment”) is being filed to convert the Prior Registration Statement into a registration statement on Form S-3. This Post-Effective Amendment contains an updated prospectus relating to the sale by certain selling security holders of common stock to be received upon the exercise of our warrants and shall be deemed to be a post-effective amendment of the Prior Registration Statement for such purpose. If securities previously registered under the Prior Registration Statement are offered and sold before the effective date of this registration statement, the amount of previously registered securities so sold will not be included in the prospectus hereunder.

The prospectus contained in this registration statement also relates to the sale of common stock to be received by certain selling security holders upon the exercise of our private placement warrants (the “Concurrent Warrants”) that were sold in a private placement on November 27, 2015.

In addition, the prospectus contained in this registration statement relates to certain selling security holders upon the exercise of our warrants (the “Agent Warrants”) that were received as compensation for acting as a placement agent and/or underwriter in various public offerings and private placements that closed and/or were entered into on (i) January 7, 2011 as described in the registrant’s Current Report on Form 8-K filed on January 13, 2011, (ii) July 15, 2011 as described in the registrant’s Current Report on Form 8-K filed on July 15, 2011, (iii) November 20, 2014 as described in the registrant’s prospectus dated November 18, 2014 (Registration No. 333-199121), (iv) April 1, 2015 as described in the registrant’s prospectus supplement dated March 27, 2015 (Registration No. 333-202432), (v) November 27, 2015 as described in the registrant’s prospectus supplement dated November 23, 2015 (Registration No. 333-202432) and (vi) November 7, 2016 as described in the registrant’s Current Report on Form 8-K filed on November 3, 2016.

The information contained in this prospectus is not complete and may be changed. The selling security holders named in this prospectus may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any jurisdiction where such offer or sale is not permitted.

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION, DATED SEPTEMBER 15, 2017

APPLIED DNA SCIENCES, INC.

3,215,590 SHARES OF Common stock ISSUED PURSUANT TO THE EXERCISE OF LISTED WARRANTS

1,250,000 SHARES OF Common stock OFFERED Pursuant to the exercise of CONCURRENT warrants and to be sold BY certain SELLING SECURITY HOLDERS

477,630 SHARES OF Common stock OFFERED Pursuant to the exercise of Agent Warrants and to be sold BY certain SELLING SECURITY HOLDERS

This prospectus relates to the offer to the public of up to 3,215,590 shares (the “Listed Warrant Shares”) of Applied DNA Sciences, Inc. (the “Company”)’s common stock, $.001 par value (“Common Stock”) issuable upon exercise of the Company’s Listed Warrants by their holders (the “Listed Warrant holders”). For information about the Listed Warrants, see “Description of the Listed Warrants” on page 8 of this prospectus. For information about the Listed Warrant holders, see “The Selling Listed Warrant holders” on page 12 of this prospectus.

This prospectus also relates to up to 1,250,000 shares of our Common Stock (the “Concurrent Warrant Shares”) issuable upon exercise of the Company’s Concurrent Warrants by their holders (the “Concurrent Warrant holders”). For information about the Concurrent Warrants, see “Description of the Concurrent Warrants” on page 9 of this prospectus. For information about the Concurrent Warrant holders, see “The Selling Concurrent Warrant holders” on page 12 of this prospectus.

This prospectus also relates to up to 477,630 shares of our Common Stock (the “Agent Warrant Shares”) issuable upon exercise of the Company’s Agent Warrants by their holders (the “Agent Warrant holders”). For information about the Agent Warrants, see “Description of the Agent Warrants” on page 9 of this prospectus. For information about the Agent Warrant holders, see “The Selling Agent Warrant holders” on page 13 of this prospectus.

The Listed Warrant Shares will be issued upon the exercise of the Listed Warrants, the Concurrent Warrant Shares will be issued upon the exercise of the Concurrent Warrants and our Agent Warrant Shares will be issued upon the exercise of the Agent Warrants, each in accordance with their respective terms. The Listed Warrant Shares, the Concurrent Warrant Shares and the Broker-Dealer Shares are together referred to herein as the “Securities.” The Listed Warrant holders, the Concurrent Warrant holders and the Agent Warrant holders are together referred to herein as the “Selling Security holders.” The Selling Security holders may sell the Securities from time to time in the principal markets on which the Common Stock is quoted at the prevailing price. The Company will not receive any of the proceeds from the sale of Securities by the Selling Security holders except for funds received from the exercise of Listed Warrants, Concurrent Warrants and Agent Warrants, if and when exercised for cash. We will pay the expenses of registering the Securities, including legal and accounting fees. All selling and other expenses incurred by the holders of the Selling Security holders will be borne by the Selling Security holders. See “Plan of Distribution.”

Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the securities being registered hereunder also include such indeterminate number of additional shares of Common Stock as may from time to time be issued after the date hereof as a result of stock splits, stock dividends, recapitalizations or similar transactions.

Our Common Stock is traded on The NASDAQ Capital Market under the symbol “APDN”. Our Listed Warrants are traded on The NASDAQ Capital Market under the symbol “APDNW”. On September 14, 2017, the closing sales price for our Common Stock on The NASDAQ Capital Market was $2.50 per share and the closing sales price for our Listed Warrants on The NASDAQ Capital Market was $0.61 per warrant.

The purchase of the Common Stock offered through this prospectus involves a high degree of risk. You should consider carefully the risk factors beginning on page 7 of this prospectus before purchasing any of the securities offered by this prospectus.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read the entire prospectus and any amendments or supplements carefully before you make your investment decision.

Neither the Securities and Exchange Commission (“SEC”) nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 15, 2017.

ABOUT THIS PROSPECTUS

The information contained in this prospectus is not complete and may be changed. You should rely only on the information provided in or incorporated by reference in this prospectus, in any prospectus supplement or in a related free writing prospectus, or documents to which we otherwise refer you. We have not authorized anyone else to provide you with different information.

We have not authorized any dealer, agent or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and any accompanying prospectus supplement or any related free writing prospectus. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or an accompanying prospectus supplement or any related free writing prospectus. This prospectus and the accompanying prospectus supplement and any related free writing prospectus, if any, do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and the accompanying prospectus supplement and any related free writing prospectus, if any, constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus and the accompanying prospectus supplement and any related free writing prospectus, if any, is accurate on any date subsequent to the date set forth on the front of such document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus and any accompanying prospectus supplement and any related free writing prospectus is delivered or securities are sold on a later date.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

Our trademarks in the United States include SigNature® DNA, SigNature® T DNA, fiberTyping®, DNAnet®, digitalDNA®, SigNify™, BackTrac™, Beacon™ and CertainT™. All other trademarks, service marks and trade names included or incorporated by reference in this prospectus are the property of their respective owners.

In this prospectus “Applied DNA,” “we,” “us” and “our” refer to Applied DNA Sciences, Inc. and its subsidiaries.

FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are intended to qualify for the “safe harbor” created by those sections. In addition, we may make forward-looking statements in other documents filed with or furnished to the SEC, and our management and other representatives may make forward-looking statements orally or in writing to analysts, investors, representatives of the media and others.

Forward-looking statements can generally be identified by the fact that they do not relate strictly to historical or current facts and include, but are not limited to, statements using terminology such as “can”, “may”, “could”, “should”, “assume”, “forecasts”, “believe”, “designated to”, “will”, “expect”, “plan”, “anticipate”, “estimate”, “potential”, “position”, “predicts”, “strategy”, “guidance”, “intend”, “seek”, “budget”, “project” or “continue”, or the negative thereof or other comparable terminology regarding beliefs, plans, expectations or intentions regarding the future. You should read statements that contain these words carefully because they:

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•	discuss our future expectations;

•	contain projections of our future results of operations or of our financial condition; and

•	state other “forward-looking” information.

We believe it is important to communicate our expectations. However, forward-looking statements involve risks and uncertainties and our actual results and the timing of certain events could differ materially from those discussed in forward-looking statements as a result of certain factors, including those set forth under “Risk Factors” and “About the Company” set forth in this prospectus and the documents incorporated herein by reference.

Accordingly, our actual results and the timing of certain events may differ materially from those expressed or implied in such forward-looking statements due to a variety of factors and risks, including, but not limited to, those set forth under “Risk Factors”, those set forth from time to time in our other filings with the SEC, and the following factors and risks:

•	our short operating history with our current business model and lack of significant revenues;

•	our history of net losses, which may continue, and our potential inability to achieve profitability;

•	the possibility that we may require additional financing, which may involve the issuance of additional shares of common stock or securities exercisable for common stock and dilute the percentage of ownership held by our current stockholders;

•	difficulty in obtaining or inability to obtain, additional financing if such financing becomes necessary.

•	volatility in the price and/or trading volume of our common stock;

•	future short selling and/or manipulation of the price of our common stock;

•	our inability to implement our short and long-term strategies;

•	competition from products and services provided by other companies;

•	potential difficulties and failures in manufacturing our products;

•	loss of strategic relationships;

•	dependence on a limited number of key customers;

•	lack of acceptance of our products and services by potential customers;

•	potential failure to introduce new products and services;

•	difficulty or failure in expanding/and or maintaining our sales, marketing and support organizations and our distribution arrangements necessary to enable us to reach our goals with respect to increasing market acceptance of our products and services;

•	seasonality in revenues related to our cotton customer contracts;

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•	inability to continue to retain the services of Dr. Hayward, our Chief Executive Officer;

•	inability to compete effectively in the industries in which we operate;

•	lack of success in our research and development efforts for new products;

•	failure to manage our growth in operations and acquisitions of new technologies and businesses;

•	inability to protect our intellectual property rights;

•	intellectual property litigation against us or other legal actions or proceedings in which we may become involved;

•	unauthorized disclosure of sensitive or confidential data (including customer data) and cybersecurity breaches; and

•	adverse changes in worldwide or domestic economic, political or business conditions.

All forward-looking statements and risk factors included in this prospectus and the documents incorporated herein by reference are made as of the date hereof, based on information available to us as of such date, and we assume no obligations to update any forward-looking statement or risk factor, unless we are required to do so by law. If we do update one or more forward-looking statements, no inference should be drawn that we will make updates with respect to other forward-looking statements or that we will make any further updates to those forward-looking statements at any future time.

Forward-looking statements may include our plans and objectives for future operations, including plans and objectives relating to our products and our future economic performance, projections, business strategy and timing and likelihood of success. Assumptions relating to the foregoing involve judgments with respect to, among other things, future economic, competitive and market conditions, future business decisions, and the time and money required to successfully complete development and commercialization of our technologies, all of which are difficult or impossible to predict accurately and many of which are beyond our control.

Any of the assumptions underlying the forward-looking statements contained in this prospectus could prove inaccurate and, therefore, we cannot assure you that the results contemplated in any of such forward-looking statements will be realized. Based on the significant uncertainties inherent in these forward-looking statements, the inclusion of any such statement should not be regarded as a representation or as a guarantee by us that our objectives or plans will be achieved, and we caution you against relying on any of the forward-looking statements contained herein.

ABOUT THE COMPANY

Overview

Using biotechnology as a forensic foundation, we create unique security solutions addressing the challenges of modern commerce. Whether for supply chain security, brand protection or law enforcement applications, it is our goal to help establish secure flourishing environments that foster quality, integrity and success. With secure taggants, high-resolution DNA authentication, and comprehensive reporting, our technology platform is designed to deliver what we believe to be the greatest levels of security, deterrence and legal recourse strength. We are also engaged in the large-scale production of specific DNA sequences using the polymerase chain reaction (“PCR”).

AppliedDNASciences®, SigNature® DNA, SigNature® T DNA, fiberTyping®, DNAnet®, digitalDNA®, SigNify®, BackTrac™, Beacon® and CertainT™. comprise our principal technology platform. The large-scale production of specific DNA sequences is used in the diagnostics and reagent industries.

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SigNature DNA, the core of our technology platform, is nature’s ultimate means of authentication and supply chain security. Our precision-engineered molecular tags have not and, we believe, cannot be broken. Additional layers of protection and complexity are added to the molecular tag in a proprietary manner. SigNature DNA in various carriers has proven highly resistant to UV radiation, heat, cold, vibration, abrasion and other extreme environments and conditions. We work closely with our customers to develop a solution optimized to their specifications to deliver maximum impact. Our products and technology are protected by what we believe to be a robust portfolio of patents and trademarks.

Using our products and technology, manufacturers, brands, and other stakeholders can ensure authenticity and traceability related to product claims and protect against diversion throughout a product’s journey from manufacturer to use.

The core technologies of our business allow our customers to use DNA sequences to mark objects in a unique manner that we believe cannot be replicated, and then identify these objects by detecting the absence or presence of the DNA. We believe that our disruptive technology platform offers broad commercial relevance across many industry verticals. Our overarching strategy is to become a solutions provider in the supply chains of process industries in which contracts are larger and of longer duration, where the benefits to customers and consumers are more significant, and where our forensic security and traceability offers a unique and protected value. Consumers, governments and companies are demanding details about the systems and the resources that comprise their goods. Consumers worry about quality, safety, ethics, and the environmental impact. Farsighted organizations are directly addressing new threats and opportunities presented by this question: Where do these goods come from? These are the questions and concerns we are beginning to address for a growing number of companies. Our technology platform supplies the building blocks for creating secure supply chains with traceability of goods, which in turn can help ensure integrity in supply, honest claims, and ethical and sustainable sourcing.

Our products and services are offered in the United States, Europe and Asia. At the present time, we are focusing our efforts on textile and apparel, microcircuits and other electronics, cash-in-transit, consumer asset marking, printing and packaging businesses, agrochemicals and diagnostics and reagents. In the future, we plan to expand our focus to include pharmaceuticals, consumer products, and food and beverage and industrial materials. To date, the substantial portion of our revenues has been generated from sales of our SigNature DNA and SigNature T DNA, our principal supply chain security and product authentication solutions. We expect to continue to grow revenues from sales of our SigNature DNA, Signature T DNA, DNAnet, BackTrac, digitalDNA, Beacon, SigNify and CertainT offerings as well as from large scale production of specific DNA sequences using PCR as we work with companies and governments to secure supply chains and restore confidence to products and product labeling throughout the world.  In addition, we expect to grow revenues from the large-scale production of specific DNA sequences using our Triathlon™ PCR systems which have multiple applications including as a diagnostic and reagent and for gene therapy, DNA vaccines and diagnostics.

SigNature DNA Tags

SigNature DNA. SigNature DNA is our patented moleculer tag technology, at the core of our platform. It provides forensic power and protection for a wide array of applications. Highly secure, robust and durable, SigNature DNA tags are an ingredient that can be used to fortify brand protection efforts; strengthen supply chain security; and mark, track and convict criminals. Through our SigNatue DNA, custom DNA sequences can be embedded into a wide range of host carriers including ink, varnish, thread, and metal coatings. SigNature DNA molecular tags can be made resistant to challenging environments such as heat, cold, vibration, abrasion, organic solvents, chemicals, UV radiation and other extreme environmental conditions, and so can be identified for numerous years after being embedded directly, or into media applied or attached to the item to be marked. Each individual molecular tag is recorded and stored in a secure database so that we can later detect it using a simple spot test, or the marks can be forensically analyzed in our laboratories to obtain definitive proof of the presence or absence of a specific SigNature DNA molecular tag (e.g., one designed to mark a particular product). Our in-lab forensic testing capability delivers an expert witness Certificate of DNA Authentication (CODA). Because DNA is one of the most dense information carriers known, and can be amplified with high fidelity, only minute quantities of SigNature DNA are necessary for successful analysis and authentication. As a result, SigNature DNA can fold seamlessly into production and logistics workflows at extremely low concentrations.

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SigNature DNA has been subjected to rigorous testing by the Idaho National Laboratory, a U.S. National Laboratory, by CALCE (the Center for Advanced Life Cycle Engineering), the largest electronic products and systems research center focused on electronics reliability, and by verified procedures in our laboratories. The molecular tag has passed all tests across a broad spectrum of materials and substrates, and has met key military stability standards. SigNature DNA has passed a strenuous “red-team” vetting on behalf of the U.S. Defense Logistics Agency.

Hundreds of millions of SigNature DNA molecular tags now exist on items ranging from consumer product packaging to microcircuits to cotton and synthetic fibers; to our knowledge, none has ever been copied.

SigNature T DNA and fiberTyping

SigNature T DNA. SigNature T DNA is a unique patented tagging and authentication system specifically designed for textiles and apparel. Specially engineered to adhere tenaciously to textile substrates, including natural and synthetic fibers, SigNature T DNA molecular tags are resistant to standard textile production conditions, and cannot be copied. The result: an enduring forensic level molecular tag that remains present from the fiber stage through to the finished product.

Our SigNature T technology allows for better quality control and assurance at any point in the textile supply chain. SigNature T DNA molecular tags are currently used for brand protection efforts and raw material source compliance programs. For example, cotton fibers can be tagged at source, verified as “American grown” and then traced through every step of the supply chain.

fiberTyping. Our patented cotton genotyping platform, known as “fiberTyping®”, described below, complements our SigNature T DNA system. fiberTyping is employed to identify the genus and species of the cotton fibers before or after they are tagged with SigNature T DNA. fiberTyping cannot be used to provide unique identity or traceability of a specific cotton batch through the supply chain, a function which can only be accomplished by our Signature T DNA system combined with our digital software platform.

fiberTyping is not a molecular tag, but a test of native cotton fiber, which gives a clear result that determines whether the intended "nature-made" endogenous cotton DNA is present in your fiber, yarn or fabric. Samples from the primary material are sent to our forensic labs for DNA analysis and authentication. Cotton classification and the authentication of cotton geographic origin are issues of global significance, important to brand owners and to governments that must regulate the international cotton trade. The use of DNA to identify the cotton fiber content of finished textiles, along with the SigNature T DNA system is a significant opportunity for brand license holders to control their intellectual property and for governments to improve their ability to enforce compliance with trade agreements between nations.

In addition to the global cotton trade, the potential markets for genotyping include biotherapeutics, nutraceuticals, natural foods, wines and fermented alcohols and other natural textiles.

We believe that our DNA extraction protocol and methodologies are more effective than existing forensic systems. We believe that the combination of our SigNatureT DNA and fiberTyping solutions cover the forensic authentication market for textiles and that the related protocols we have developed may be applicable to multiple industry verticals, and can mark and authenticate products at every stage of their life cycle, from beginning to end.

DNAnet, Smart DNA and Backtrac

Recognizing that DNA-based evidence is the cornerstone of modern-era law enforcement, we have developed what we believe to be the ultimate crime fighting tools – currently being used in home asset and vehicle marking, as well as commercial applications.

These DNA markers can be used to definitively link evidence and offenders to specific crime scenes. As the crime is investigated, the fluorescing DNA marker can assist police in linking the offender and stolen items to a specific crime scene, creating a greater ability to identify and convict.

These long lasting tagging solutions contain unique DNA based molecular tags that can also help return stolen or lost property to its rightful owner.

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Beacon

Beacon locked optical markers deliver secure real-time inspection capabilities. A unique encrypted mechanism (patent-pending) creates a protected, covert screening tool for the more covert DNA marker that can be easily adapted to packaging, security labels and high–value assets through inks, varnishes and coatings. When Beacon locked optical markers are combined with SigNature DNA markers, a strong and flexible end-to-end security solution is created where authenticity and provenance can be determined with confidence.

SigNify

Developing a secure method for real-time, in-field screening of DNA-marked items has long been a priority for us. We believe that standard fluorophores, up-converting phosphors, holograms and other more-traditional screening tools provide little to no defense against counterfeiting. We believe that secure in-field inspection backed with forensic-level DNA authentication is the key to maintaining a well-defended supply chain or asset management program.

The SigNify IF portable DNA reader provides definitive real-time authentication of SigNature DNA and SigNature T DNA molecular tags in the field – DNA becomes a true, front-line solution for supply chain integrity.

Information Technology Systems

digitalDNA.   digitalDNA is a software platform that enables customers to manage the security of company-marked goods from point of marking to point of authentication or validation to end of life. The base platform is configurable to customer requirements which differ by vertical market, company business process and IT environment. Basic functions offered include DNA inventory management, program training and communications, a database of marked items information, associated documents and images, chain of custody and location tracking, sample authentication processing and Certificate of DNA Authentication ("CODA") downloads, and other administrative functions. Architected for either cloud or local operation, the system supports mobile data capture using bar codes or other technologies. Of special note is the power of embedding our proprietary DNA into tag ink or substrate as the forensic backstop for tags which can be easily copied. The system is architected as the controller and repository for other validation and authentication devices such as our SigNify DNA Readers, Multi-Mode Reader (prototype), DNA Transfer Systems, and other third party devices and is designed to share data with third party applications through standard interfaces.

DNA Transfer Systems. Our DNA Transfer Systems are developed for DNA marking applications which are high volume with a need for monitoring and control. They are computer based, fully automated, offer remote internet access for real-time monitoring and can be configured for application-specific alerts and reporting online. They were used to mark cotton at eight U.S. cotton gins in the 2016 ginning season.

CertainT Supply Chain Platform

CertainT helps brands confirm their product’s authenticity and origin with certified, trust, transparency and traceability through the seamless amalgamation of several of our platform technologies . The CertainT trademark indicates use of the CertainT tagging, testing and tracking platform to enable proof of product claims for any material, item or product.  Secure and proven, the CertainT Platform helps manufacturers, brands or other commercial organizations deliver on their promise that customers are buying products that are ethically-sourced, safe and authentic.

Large-scale production of specific DNA sequences using PCR

Our patented Triathlon™ PCR systems allow for the large-scale production of specific DNA sequences. The systems are self-contained and modular, can work together in mass production or can be used individually throughout the world, offering the advantage of delivering DNA locally and securely. These DNA sequences are being used by customers as a diagnostic and reagent and provide us the opportunity to cross-sell our DNA-based supply chain security solutions. A new capacity for us will be the ability to manufacture longer DNA sequences valuable in gene therapy, DNA vaccines and diagnostics, with what we believe is a distinct competitive advantage in cost, cleanliness, and time-to-market. These types of DNA are distinct from our DNA security markers and represent a potential new entry into medical markets, where we believe there are opportunities for our broader platform.

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Corporate History

We are a Delaware corporation, which was initially formed in 1983 under the laws of the State of Florida as Datalink Systems, Inc. In 1998, we reincorporated in Nevada, and in 2002, we changed our name to our current name, Applied DNA Sciences, Inc. In December 2008, we reincorporated from Nevada to the State of Delaware.

Our corporate headquarters are located at the Long Island High Technology Incubator at Stony Brook University in Stony Brook, New York, where we established laboratories for the manufacture of DNA markers and product prototypes, and DNA authentication. The address of our corporate headquarters is 50 Health Sciences Drive, Stony Brook, New York 11790, and our telephone number is (631) 240-8800. We maintain a website at www.adnas.com where general information about us is available. The information on, or that may be accessed through, our website is not incorporated by reference into and should not be considered a part of this registration statement.

To date, we have had a limited operating history with our current business model, and as a result, our operations have produced limited revenues.

RISK FACTORS

Investing in our securities involves a high degree of risk.  Prior to making a decision about investing in our securities, you should carefully consider and evaluate the specific factors discussed under the heading “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended September 30, 2016 filed on December 6, 2016, with the SEC, and any updates described in subsequent Quarterly Reports on Form 10-Q, all of which are incorporated herein by reference, and may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future.  The risks and uncertainties we have described are not the only risks that we face.  Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations.  The occurrence of these known or unknown risks might cause you to lose all or part of your investment.

See also the statements contained under the heading “Forward Looking Statements.”

USE OF PROCEEDS

We will not receive any proceeds from the sale of the shares of Common Stock by the Selling Security holders. However, we will receive proceeds from the exercise of the Listed Warrants, the Concurrent Warrants and the Agent Warrants by the Selling Security holders to the extent they are exercised. We estimate that the maximum proceeds that we may receive from the exercise of the Listed Warrants, the Concurrent Warrants and the Agent Warrants, assuming all the Listed Warrants are exercised at their exercise price of $3.50, that all the Concurrent Warrants are exercised at their exercise price of $4.30, and that the Agent Warrants are exercised at their varying applicable exercise prices (3,769 at $3.32, 63,159 at $2.85, 68,182 at $2.53, 50,000 at $4.01, 163,720 at $3.44 and 128,800 at $3.73) will be $18,238,702. We do not know, however, whether any of the Listed Warrants, Concurrent Warrants or Agent Warrants will be exercised or, if any of the warrants are exercised, when they will be exercised. It is possible that the Listed Warrants, Concurrent Warrants and Agent Warrants will expire and never be exercised. There are circumstances under which the Listed Warrants, Concurrent Warrants and Agent Warrants may be exercised on a cashless basis, if no applicable registration statement is available for the sale of shares obtained through the exercise of such warrants. In these circumstances, even if the warrants are exercised, we may not receive any proceeds, or the proceeds that we do receive may be significantly less than what we might expect. We intend to use the aggregate net proceeds from the exercise of the Listed Warrants, Concurrent Warrants and Agent Warrants for general corporate purposes, including working capital, capital expenditures, business development and research and development. The actual allocation of proceeds realized from the exercise of the Listed Warrants, Concurrent Warrants and Agent Warrants will depend upon the amount and timing of such exercises, our operating revenues and cash position at such time and our working capital requirements. The Selling Security holders will pay any expenses incurred by the Selling Security holders for brokerage, accounting, tax or legal services or any other expenses incurred by the Selling Security holders in disposing of their shares of Common Stock. We will bear all other costs, fees and expenses incurred in effecting the registration of the shares covered by this prospectus, including, without limitation, all registration fees and fees and expenses of our counsel and our accountants.

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DESCRIPTION OF COMMON STOCK

The holders of common stock are entitled to one vote for each share held of record on all matters to be voted on by the stockholders. The holders of common stock are entitled to receive dividends ratably when, as and if declared by the board of directors out of funds legally available therefore. In the event of our liquidation, dissolution or winding up, the holders of common stock are entitled to share equally and ratably in all assets remaining available for distribution after payment of liabilities and after provision is made for each class of stock, if any, having preference over the common stock. Holders of common stock have no preemptive, subscription, redemption, sinking fund, or conversion rights. The outstanding shares of common stock are validly issued, fully paid and non-assessable.

Our authorized capital stock consists of 500,000,000 shares of common stock, of which 27,377,057 shares were issued and outstanding as of August 31, 2017, and 10,000,000 shares of preferred stock, par value $0.001 per share, none of which were issued and outstanding as of the same date.

DESCRIPTION OF THE LISTED WARRANTS

The Listed Warrants entitle the registered holders to purchase an aggregate of 3,215,590 shares of our Common Stock at a price equal to $3.50 per share, subject to adjustment as discussed below, at any time commencing November 20, 2014 and terminating at 5:00 p.m., New York City time, on the fifth anniversary of November 20, 2014. Our Listed Warrants are traded on The NASDAQ Capital Market under the symbol “APDNW”

The Listed Warrants were issued in registered form under a warrant agreement between us and our warrant agent. The material provisions of the Listed Warrants are set forth herein but are only a summary and are qualified in their entirety by the provisions of the listed warrant agreement that has been filed as an exhibit to the registration statement of which this prospectus forms a part. The exercise price and number of shares of Common Stock issuable upon exercise of the Listed Warrants may be adjusted in certain circumstances, including in the event of a stock dividend, extraordinary dividend or recapitalization, reorganization, merger or consolidation. However, the Listed Warrants will not be adjusted for issuances of Common Stock at a price below their respective exercise prices.

The Listed Warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the public warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified or official bank check payable to us, for the number of warrants being exercised. Under the terms of the warrant agreement, we have agreed to use our reasonable best efforts to maintain the effectiveness of the registration statement and current prospectus relating to common stock issuable upon exercise of the Listed Warrants until their expiration. During any period we fail to have maintained an effective registration statement covering the shares underlying the Listed Warrants, a warrant holder may exercise the Listed Warrants on a cashless basis and if the requirements of Rule 144 of the Securities Act have been satisfied the shares may be freely sold. If the requirements of Rule 144 of the Securities Act have not been satisfied and there is no registration statement filed, Listed Warrant holders shall be entitled to certain cash payments until the warrant shares can be delivered with a legend.

The Listed Warrant holders do not have the rights or privileges of holders of common stock and any voting rights until they exercise their warrants and receive shares of common stock; provided that if we issue options, convertible securities, warrants or similar securities to our stockholders, each Listed Warrant holder will have the right to acquire the same as if it had exercised its warrants for common stock. After the issuance of shares of common stock upon exercise of the Listed Warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

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In the event of a “Fundamental Transaction” (as defined in the warrant agreement, which generally includes any merger with another entity, the sale, transfer or other disposition of all or substantially all of our assets to another entity, or the acquisition by a person of more than 50% of our common stock), each Listed Warrant holder will have the right at any time prior to the consummation of the Fundamental Transaction to require us to repurchase such warrant for a purchase price in cash equal to the Black Scholes value (as calculated under the Listed Warrant agreement) of the then remaining unexercised portion of such warrant on the date of such Fundamental Transaction. Any Listed Warrant holder that receives cash described in the preceding sentence shall not receive any “Alternate Consideration” (as defined in the warrant agreement) from such Fundamental Transaction. The “Alternate Consideration” generally means the number of shares of the successor or acquiring corporation and any additional consideration receivable as a result of such Fundamental Transaction.

No fractional shares of common stock will be issued upon exercise of the Listed Warrants. If, upon exercise of the Listed Warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round up to the nearest whole number of shares of common stock to be issued to the warrant holder.

DESCRIPTION OF THE CONCURRENT WARRANTS

The Concurrent Warrants were sold to the Selling Concurrent Warrant holders in a private placement on November 27, 2015. The material provisions of the Concurrent Warrants are set forth herein but are only a summary and are qualified in their entirety by the provisions of the concurrent warrant agreement that has been filed as an exhibit to the registration statement of which this prospectus forms a part.

Each Concurrent Warrant will be exercisable beginning on six months after November 27, 2015 (the “Initial Exercise Date”) at an exercise price of $4.30 per share, subject to adjustment. The Concurrent Warrants will be exercisable for five years from the Initial Exercise Date, but not thereafter. Subject to limited exceptions, a holder of Concurrent Warrants will not have the right to exercise any portion of its Concurrent Warrants if the holder, together with its affiliates, would beneficially own in excess of 4.99% (or, at the election of the holder, 9.99%) of the number of shares of our common stock outstanding immediately after giving effect to such exercise.

The exercise price and number of the shares of our common stock issuable upon the exercise of the Concurrent Warrants will be subject to adjustment in the event of any stock dividends and splits, reverse stock split, recapitalization, reorganization or similar transaction, as described in the Concurrent Warrants.

After the Initial Exercise Date, if and only if no effective registration statement registering, or no current prospectus available for, the resale of the Concurrent Warrants, the purchasers may exercise the Concurrent Warrants by means of a “cashless exercise.”

DESCRIPTION OF THE AGENT WARRANTS

The Agent Warrants included in this registration statement were issued on six different dates: January 7, 2011, July 15, 2011, November 20, 2014, April 1, 2015, November 27, 2015, and November 7, 2016. The material provisions of the Agent Warrants are set forth herein but are only a summary and are qualified in their entirety by the provisions of the four forms of Agent Warrant that has been filed as an exhibit to the registration statement of which this prospectus forms a part.

The January 7, 2011 Agent Warrants.

In connection with the closing of a private placement, as partial compensation, on January 7, 2011, the registrant granted warrants to purchase an aggregate of 3,769 shares of its common stock (the“January 7, 2011 Agent Warrants”) to the designee of the placement agent, Pterodytical Holdings LLC, at an exercise price of $3.32, subject to adjustment as set forth therein. The January 7, 2011 Agent Warrants terminate at 5:00 pm on July 15, 2018. In addition, the January 7, 2011 Agent Warrants provide for cashless exercise.

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The July 15, 2011 Agent Warrants.

In connection with the closing of a private placement, as partial compensation, on July 15, 2011, the registrant granted warrants to purchase an aggregate of 63,159 shares of its common stock (the “July 15, 2011 Agent Warrants”) to designees of the placement agent, Global Asset Holdings LLC and Pterodytical Holdings LLC, at an exercise price of $2.85, subject to adjustment as set forth therein. The July 15, 2011 Agent Warrants terminate at 5:00 pm on July 15, 2018. In addition, the July 15, 2011 Agent Warrants provide for cashless exercise.

The November 20, 2014 Agent Warrants.

In connection with the closing of a public offering, as partial compensation, on November 20, 2014, the registrant granted warrants to purchase an aggregate of 128,800 shares of its common stock (the “November 20, 2014 Agent Warrants”) to the placement agent, Maxim Group LLC (the November 20, 2014 Placement Agent”) at an exercise price of $3.73, subject to adjustment as set forth therein (including for stock dividends and splits and certain other distributions and “Fundamental Transactions,” as defined therein). The November 20, 2014 Agent Warrants will be exercisable beginning six months following November 20, 2104 and terminate at 5:00 P.M. (Eastern Standard Time) on November 20, 2019. In addition, the November 20, 2014 Agent Warrants provide for cashless exercise, which the November 20, 2014 Placement Agent may elect if there is no effective registration statement registering the resale of the shares issuable upon exercise of the November 20, 2014 Agent Warrants. The number of shares of common stock that may be acquired by the November 20, 2014 Placement Agent upon any exercise of the November 20, 2014 Agent Warrants (or otherwise in respect hereof) shall be limited to the extent necessary to insure that, following such exercise, the total number of shares of common stock then beneficially owned by the November 20, 2014 Placement Agent and its Affiliates (as defined therein) and any other Persons whose beneficial ownership of common stock would be aggregated with the November 20, 2014 Placement Agent pursuant to the Exchange Act, does not exceed 9.99% of the total number of issued and outstanding shares of common stock.

In addition, pursuant to the November 20, 2014 Agent Warrants, if upon an exercise of such warrants, we do not deliver the required number of shares of common stock issuable thereunder and, following the third trading day after delivery of the relevant notice of exercise, the November 20, 2014 Placement Agent purchases (in an open market transaction or otherwise) common stock to deliver in satisfaction of a sale by it of shares of common stock which it anticipated receiving upon such exercise, then we are required to pay the November 20, 2014 Placement Agent an amount in cash equal to the amount by which the November 20, 2014 Placement Agent’s total purchase price for the shares of common stock so purchased exceeds the aggregate price for the shares of common stock that we were required to deliver in connection with such exercise at the closing bid price on the date of such exercise.

The April 1, 2015 Agent Warrants.

In connection with the closing of a public offering, as partial compensation, on April 1, 2015, the registrant granted warrants to purchase an aggregate of 163,720 shares of its common stock (the “April 1, 2015 Agent Warrants”) to the placement agent, Maxim Group LLC (the April 1, 2015 Placement Agent”) at an exercise price of $3.44, subject to adjustment as set forth therein (including for stock dividends and splits and certain other distributions and “Fundamental Transactions,” as defined therein). The April 1, 2015 Agent Warrants will be exercisable beginning six months following April 1, 2015 and terminate at 5:00 P.M. (Eastern Standard Time) on April 1, 2020. In addition, the April 1, 2015 Agent Warrants provide for cashless exercise, which the April 1, 2015 Placement Agent may elect if there is no effective registration statement registering the resale of the shares issuable upon exercise of the April 1, 2015 Agent Warrants. The number of shares of common stock that may be acquired by the April 1, 2015 Placement Agent upon any exercise of the April 1, 2015 Agent Warrants (or otherwise in respect hereof) shall be limited to the extent necessary to insure that, following such exercise, the total number of shares of common stock then beneficially owned by the April 1, 2015 Placement Agent and its Affiliates (as defined therein) and any other Persons whose beneficial ownership of common stock would be aggregated with the April 1, 2015 Placement Agent pursuant to the Exchange Act, does not exceed 9.99% of the total number of issued and outstanding shares of common stock.

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In addition, pursuant to the April 1, 2015 Agent Warrants, if upon an exercise of such warrants, we do not deliver the required number of shares of common stock issuable thereunder and, following the third trading day after delivery of the relevant notice of exercise, the April 1, 2015 Placement Agent purchases (in an open market transaction or otherwise) common stock to deliver in satisfaction of a sale by it of shares of common stock which it anticipated receiving upon such exercise, then we are required to pay the April 1, 2015 Placement Agent an amount in cash equal to the amount by which the April 1, 2015 Placement Agent’s total purchase price for the shares of common stock so purchased exceeds the aggregate price for the shares of common stock that we were required to deliver in connection with such exercise at the closing bid price on the date of such exercise.

The November 27, 2015 Agent Warrants.

In connection with the closing of a public offering and a concurrent private placement (for the Concurrent Warrants), as partial compensation, on November 27, 2015, the registrant granted warrants to purchase an aggregate of 50,000 shares of its common stock (the “November 27, 2015 Agent Warrants”) to the placement agent, Maxim Group LLC (the November 27, 2015 Placement Agent”) at an exercise price of $4.01, subject to adjustment as set forth therein (including for stock dividends and splits and certain other distributions and “Fundamental Transactions,” as defined therein). The November 27, 2015 Agent Warrants will be exercisable beginning six months following November 27, 2015 and terminate at 5:00 P.M. (Eastern Standard Time) on November 27, 2020. In addition, the November 27, 2015 Agent Warrants provide for cashless exercise, which the November 27, 2015 Placement Agent may elect if there is no effective registration statement registering the resale of the shares issuable upon exercise of the November 27, 2015 Agent Warrants. The number of shares of common stock that may be acquired by the November 27, 2015 Placement Agent upon any exercise of the November 27, 2015 Agent Warrants (or otherwise in respect hereof) shall be limited to the extent necessary to insure that, following such exercise, the total number of shares of common stock then beneficially owned by the November 27, 2015 Placement Agent and its Affiliates (as defined therein) and any other Persons whose beneficial ownership of common stock would be aggregated with the November 27, 2015 Placement Agent pursuant to the Exchange Act, does not exceed 9.99% of the total number of issued and outstanding shares of common stock.

In addition, pursuant to the November 27, 2015 Agent Warrants, if upon an exercise of such warrants, we do not deliver the required number of shares of common stock issuable thereunder and, following the third trading day after delivery of the relevant notice of exercise, the November 27, 2015 Placement Agent purchases (in an open market transaction or otherwise) common stock to deliver in satisfaction of a sale by it of shares of common stock which it anticipated receiving upon such exercise, then we are required to pay the November 27, 2015 Placement Agent an amount in cash equal to the amount by which the November 27, 2015 Placement Agent’s total purchase price for the shares of common stock so purchased exceeds the aggregate price for the shares of common stock that we were required to deliver in connection with such exercise at the closing bid price on the date of such exercise.

The November 7, 2016 Agent Warrants.

In connection with the closing of a private placement, as partial compensation, on November 7, 2016, the registrant granted warrants to purchase an aggregate of 68,182 shares of its common stock (the “November 7, 2016 Agent Warrants”) to the placement agents, Maxim Group LLC and Imperial Capital LLC (the November 7, 2016 Placement Agents”) at an exercise price of $2.53, subject to adjustment as set forth therein (including for stock dividends and splits and certain other distributions and “Fundamental Transactions,” as defined therein). The November 7, 2016 Agent Warrants will be exercisable beginning six months following November 7, 2016 and terminate at 5:00 P.M. (Eastern Standard Time) on November 7, 2021. In addition, the November 7, 2016 Agent Warrants provide for cashless exercise, which the November 7, 2016 Placement Agents may elect if there is no effective registration statement registering the resale of the shares issuable upon exercise of the November 7, 2016 Agent Warrants. The number of shares of common stock that may be acquired by the November 7, 2016 Placement Agents upon any exercise of the November 7, 2016 Agent Warrants (or otherwise in respect hereof) shall be limited to the extent necessary to insure that, following such exercise, the total number of shares of common stock then beneficially owned by the each November 7, 2016 Placement Agent and its Affiliates (as defined therein) and any other Persons whose beneficial ownership of common stock would be aggregated with such November 7, 2016 Placement Agent pursuant to the Exchange Act, does not exceed 9.99% of the total number of issued and outstanding shares of common stock.

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In addition, pursuant to the November 7, 2016 Agent Warrants, if upon an exercise of such warrants, we do not deliver the required number of shares of common stock issuable thereunder and, following the third trading day after delivery of the relevant notice of exercise, a November 7, 2016 Placement Agent purchases (in an open market transaction or otherwise) common stock to deliver in satisfaction of a sale by it of shares of common stock which it anticipated receiving upon such exercise, then we are required to pay such November 7, 2016 Placement Agent an amount in cash equal to the amount by which such November 7, 2016 Placement Agent’s total purchase price for the shares of common stock so purchased exceeds the aggregate price for the shares of common stock that we were required to deliver in connection with such exercise at the closing bid price on the date of such exercise.

THE SELLING LISTED WARRANT HOLDERS

We have prepared this prospectus in part to allow holders of Listed Warrants who have exercised their rights pursuant to such warrants to obtain Common Stock to resell such Common Stock from time to time. The Listed Warrants are listed on the NASDAQ Capital market under the symbol “APDNW.” For additional information regarding the issuances of those shares of Common Stock, see “The Listed Warrants” above.

THE SELLING CONCURRENT WARRANT HOLDERS

We have prepared this prospectus in part to allow the selling Concurrent Warrant holders we have identified herein, including their transferees, pledgees, donees and successors in interest, to offer for resale up to 1,250,000 shares of our Common Stock, to be issued upon exercise of our Concurrent Warrants (assuming exercise of all Concurrent Warrants).

The Common Stock being offered by the selling Concurrent Warrant holders is that issuable to the selling Concurrent Warrant holders upon exercise of the Concurrent Warrants. For additional information regarding the issuances of those shares of Common Stock, see “The Concurrent Warrants” above. We are registering such shares of Common Stock in order to permit the Selling Concurrent Warrant holders to offer such Common Stock for resale from time to time. Except for the ownership of securities issued by the registrant, the Selling Concurrent Warrant holders have not had any material relationship with us within the past three years.

The table below lists the Selling Concurrent Warrant holders and other information regarding the beneficial ownership of securities issued by the registrant by each of the Selling Concurrent Warrant holders.

Subject to limited exceptions, a holder of Concurrent Warrants will not have the right to exercise any portion of its Concurrent Warrants if the holder, together with its affiliates, would beneficially own in excess of 4.99% (or, at the election of the holder, 9.99%) (the “Beneficial Ownership Limitation”) of the number of shares of our common stock outstanding immediately after giving effect to such exercise; provided, however, that upon 61 days’ prior notice to the registrant, the holder may increase or decrease the Beneficial Ownership Limitation, provided that in no event shall the Beneficial Ownership Limitation exceed 9.99%. This table does not reflect this limitation. The Selling Concurrent Warrant holders may sell all, some or none of their shares in this offering. See “Plan of Distribution.”

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Name of Selling Security holders	No. of Shares of Common Stock Beneficially Owned Prior to this Offering	Percentage of Outstanding Shares of Common Stock Beneficially Owned Prior to this Offering	No. of Concurrent Warrants Beneficially Owned Prior to this Offering		No. of Shares of Common Stock Offered by Selling Security holders	No. and Percentage of Outstanding Shares of Common Stock Beneficially Owned Subsequent to this Offering
CVI Investments, Inc.	-	-	275,000	(1)	275,000	-
Intracoastal Capital LLC	-	-	275,000	(2)	275,000	-
Hudson Bay Master Fund LTD	-	-	100,000	(3)	100,000	-
Empery Asset Master, Ltd	-	-	103,766		103,766	-
Empery Tax Efficient, LP	-	-	69,707		69,707	-
Empery Tax Efficient II, LP	-	-	101,527		101,527	-
OTA LLC	-	-	325,000		325,000	-

(1) Heights Capital Management, Inc., the authorized agent of CVI Investments, Inc. ("CVI"), has discretionary authority to vote and dispose of the shares held by CVI and may be deemed to be the beneficial owner of these shares. Martin Kobinger, in his capacity as Investment Manager of Heights Capital Management, Inc., may also be deemed to have investment discretion and voting power over the shares held by CVI. Mr. Kobinger disclaims any such beneficial ownership of the shares.

(2) Mitchell P. Kopin ("Mr. Kopin") and Daniel B. Asher ("Mr. Asher"), each of whom are managers of Intracoastal Capital LLC ("Intracoastal"), have shared voting control and investment discretion over the securities reported herein and are held by Intracoastal. As a result, each of Mr. Kopin and Mr. Asher may be deemed to have beneficial ownership (as determined under Section 13(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of the securities reported herein that are held by Intracoastal. Mr. Asher, who is manager of Intracoastal , is also a control person of a broker-dealer. As a result of such common control, Intracoastal may be deemed to be an affiliate of a broker-dealer. Intracoastal acquired the ordinary shares being registered hereunder in the ordinary course of business, and at the time of the acquisition of the ordinary shares and warrants described herein, Intracoastal did not have any arrangements or understandings with any person to distribute such securities.

(3) Hudson Bay Capital Management LP, the investment manager of Hudson Bay Master Fund Ltd., has voting and investment power over these securities. Sander Gerber is the managing member of Hudson Bay Capital GP LLC, which is the general partner of Hudson Bay Capital Management LP. Each of Hudson Bay Master Fund Ltd. and Sander Gerber disclaims beneficial ownership over these securities.

THE SELLING AGENT WARRANT HOLDERS

We have prepared this prospectus in part to allow the selling Agent Warrant holders we have identified herein, including their transferees, pledgees, donees and successors in interest, to offer for resale up to 477,630 shares of our Common Stock, to be issued upon exercise of our Agent Warrants (assuming exercise of all Agent Warrants).

The Common Stock being offered by the selling Agent Warrant holders is that issuable to the selling Agent Warrant holders upon exercise of the Agent Warrants. For additional information regarding the issuances of those shares of Common Stock, see “The Agent Warrants” above. We are registering such shares of Common Stock in order to permit the Selling Agent Warrant holders to offer such Common Stock for resale from time to time. Except for (i) the ownership of securities issued by the registrant and (ii) acting as a placement agent or underwriter on behalf of the registrant as previously disclosed in the registrant’s filings with the SEC, the Selling Agent Warrant holders have not had any material relationship with us within the past three years.

The table below lists the Selling Agent Warrant holders and other information regarding the beneficial ownership of securities issued by the registrant by each of the Selling Agent Warrant holders.

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Subject to limited exceptions, with respect to Agent Warrants originally held by Maxim Partners LLC and Imperial Capital, LLC, a holder of Agent Warrants will not have the right to exercise any portion of its Agent Warrants if the holder, together with its affiliates, would beneficially own in excess of 4.99% (or, at the election of the holder, 9.99%) (the “Beneficial Ownership Limitation”) of the number of shares of our common stock outstanding immediately after giving effect to such exercise; provided, however, that upon 61 days’ prior notice to the registrant, the holder may increase or decrease the Beneficial Ownership Limitation, provided that in no event shall the Beneficial Ownership Limitation exceed 9.99%. This table does not reflect this limitation. The Selling Agent Warrant holders may sell all, some or none of their shares in this offering. See “Plan of Distribution.”

Name of Selling Security holders	No. of Shares of Common Stock Beneficially Owned Prior to this Offering	Percentage of Outstanding Shares of Common Stock Beneficially Owned Prior to this Offering	No. of Agent Warrants Beneficially Owned Prior to this Offering	No. of Shares of Common Stock Offered by Selling Security holders	No. and Percentage of Outstanding Shares of Common Stock Beneficially Owned Subsequent to this Offering[2]
Maxim Partners LLC			101,137	101,137	-
Maxim Group LLC	-	-	292,520	292,520	-
Imperial Capital, LLC	-	-	17,045	17,045	-
Global Asset Management, LLC	-	-	42,106	42,106	-
Pterodactyl Holdings LLC	-	-	24,822	24,822	-

PLAN OF DISTRIBUTION

Each Selling Security holder of the Securities and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their Securities covered hereby on the principal trading market or any other stock exchange, market or trading facility on which the Securities are traded or in private transactions. These sales may be at fixed or negotiated prices. A Selling Security holder may use any one or more of the following methods when selling Securities:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the Securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

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•	privately negotiated transactions;

•	settlement of short sales;

•	in transactions through broker-dealers that agree with the Selling Security holders to sell a specified number of such Securities at a stipulated price per Security;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	a combination of any such methods of sale; or

•	any other method permitted pursuant to applicable law.

The Selling Security holders may also sell Securities under Rule 144 or any other exemption from registration under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Security holders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Security holders (or, if any broker-dealer acts as agent for the purchaser of Securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

In connection with the sale of the Securities or interests therein, the Selling Security holders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the Securities in the course of hedging the positions they assume. The Selling Security holders may also sell Securities short and deliver these Securities to close out their short positions, or loan or pledge the Securities to broker-dealers that in turn may sell these Securities. The Selling Security holders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of Securities offered by this prospectus, which Securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Security holders and any broker-dealers or agents that are involved in selling the Securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the Securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each Selling Security holder with respect to the Concurrent Warrants and the Agent Warrants has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the Securities.

The Company is paying certain fees and expenses incurred by the Company incident to the registration of the securities.

We agreed to use our best efforts to maintain a registration statement in effect with respect to the Listed Warrants until their expiration or redemption in accordance with the terms of the related warrant agreement. The Securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the Securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

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Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the Securities may not simultaneously engage in market making activities with respect to the Common Stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Security holders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the Common Stock by the Selling Security holders or any other person. We will make copies of this prospectus available to the Selling Security holders with respect to the Concurrent Warrants and the Agent Warrants and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, and other information with the SEC. You may read and copy information filed by us with the SEC at the SEC’s public reference section, 100 F Street, N.E., Washington, D.C. 20549. Information regarding the operation of the public reference section can be obtained by calling 1-800-SEC-0330. The SEC also maintains an Internet site at http://www.sec.gov that contains reports, statements and other information about issuers, such as us, who file electronically with the SEC. We maintain an Internet site at http://www.adnas.com. However, the information on our Internet site is not incorporated by reference in this prospectus and any prospectus supplement and you should not consider it a part of this prospectus or any accompanying prospectus supplement.

DOCUMENTS INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information in other documents that we file with it. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information in documents that we file later with the SEC will automatically update and supersede information contained in documents filed earlier with the SEC or contained in this prospectus. We incorporate by reference in this prospectus (i) the documents listed below, (ii) all documents that we file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial filing of the registration statement of which this prospectus is included and prior to the effectiveness of such registration statement, and (iii) and any future filings that we may make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act prior to the termination of the offering under this prospectus; provided, however, that we are not incorporating, in each case, any documents or information deemed to have been furnished and not filed in accordance with SEC rules:

•	Our Annual Report on Form 10-K for the year ended September 30, 2016, as filed with the SEC on December 6, 2016.

•	Our Quarterly Report on Form 10-Q for the period ended December 31, 2016, as filed with the SEC on February 9, 2017.

•	Our Quarterly Report on Form 10-Q for the period ended March 31, 2017, as filed with the SEC on May 11, 2017.

•	Our Quarterly Report on Form 10-Q for the period ended June 30, 2017, as filed with the SEC on August 10, 2017.

•	Our Current Report on Form 8-K, as filed with the SEC on August 8, 2017.

•	Our Current Report on Form 8-K, as filed with the SEC on June 28, 2017.

•	Our Current Report on Form 8-K, as filed with the SEC on June 27, 2017.

•	Our Current Report on Form 8-K, as filed with the SEC on March 10, 2017.

•	Our Current Report on Form 8-K, as filed with the SEC on November 3, 2016.

•	Our Current Report on Form 8-K, as filed with the SEC on October 14, 2016.

•	The description of our Common Stock and Listed Warrants contained in our Registration Statement on Form 8-A filed on November 13, 2014, including any amendment or report filed for the purpose of updating such description.

•	All reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of the registration statement to which this prospectus forms a part of and prior to the effectiveness of such registration statement or after the date of this prospectus and prior to the termination or completion of the offering of Securities under this prospectus shall be deemed to be incorporated by reference in this prospectus and to be a part hereof from the date of filing such reports and other documents.

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You may obtain a copy of any or all of the documents referred to above which may have been or may be incorporated by reference into this prospectus, except for exhibits to those documents (unless the exhibits are specifically incorporated by reference into those documents) at no cost to you by writing or telephoning us at the following address: Office of the Corporate Secretary, Applied DNA Sciences, Inc., 50 Health Sciences Drive, Stony Brook, New York 11790, telephone (631) 240-8800.

LEGAL MATTERS

The validity of the issuance of the Securities offered hereby will be passed upon for us by Pepper Hamilton LLP, New York, New York.

EXPERTS

Marcum LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended September 30, 2016, as set forth in their report, which is incorporated by reference in the prospectus and elsewhere in this registration statement. Our consolidated financial statements are incorporated by reference in reliance on Marcum LLP’s report, given on their authority as experts in accounting and auditing.

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

Set forth below is an estimate (except in the case of the registration fee) of the amount of fees and expenses to be incurred in connection with the issuance and distribution of the offered Securities registered hereby, other than underwriting discounts and commissions, if any, incurred in connection with the sale of the offered Securities. All such amounts will be borne by us.

SEC Registration Fee	$810
Legal Fees and Expenses	$50,000
Accounting Fees and Expenses	$10,000
Miscellaneous Fees and Expenses	$2,000
Total:	$62,810

Item 15. Indemnification of Directors and Officers.

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Certificate of Incorporation provides to the fullest extent permitted by Delaware law that our directors or officers shall not be personally liable to us or our stockholders for damages for breach of such director’s or officer’s fiduciary duty. The effect of this provision of our Certificate of Incorporation is to eliminate our rights and the rights of our stockholders (through stockholders’ derivative suits on behalf of our company) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute. We believe that the indemnification provisions in our Certificate of Incorporation are necessary to attract and retain qualified persons as directors and officers.

Our Certificate of Incorporation also provides that we shall have the power to indemnify, to the extent permitted by the Delaware General Corporation Law, as it presently exists or may hereafter be amended from time to time, any employee or agent of ours who was or is a party or is threatened to be made a party to any proceeding by reason of the fact that he or she is or was a director, officer, employee or agent of ours or is or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any such proceeding.

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Section 9.3 of our By-Laws provides for the indemnification of our directors, officers and employees to the fullest extent permitted by the Delaware General Corporation Law.

We have entered into an indemnification agreement (each, an “Indemnification Agreement”) with each of our directors and executive officers. In general, the Indemnification Agreement obligates us to indemnify a director or executive officer, to the fullest extent permitted by applicable law, for certain expenses, including attorneys’ fees, judgments, penalties, fines and settlement amounts actually and reasonably incurred by them in any action or proceeding arising out of their services as one of our directors or executive officers, or any of our subsidiaries or any other company or enterprise to which the person provides services at our request. In addition, the Indemnification Agreement provides for the advancement of expenses incurred by the indemnitee in connection with any covered proceeding to the fullest extent permitted by applicable law. The rights provided by the Indemnification Agreement are in addition to any other rights to indemnification or advancement of expenses to which the indemnitee may be entitled under applicable law, our Certificate of Incorporation, as amended, or bylaws, or otherwise.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of ours pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of ours in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the Securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

We maintain a director and officer insurance policy that covers certain liabilities of our directors and officers arising out of claims based on acts or omissions in their capacities as directors or officers.

Item 16. Exhibits

Exhibit	Description
3.1	Certificate of Incorporation of Applied DNA Sciences, Inc., filed as an exhibit to the current report on Form 8-K filed with the Commission on January 16, 2009 and incorporated herein by reference.

3.2	Certificate of Amendment of Certificate of Incorporation of Applied DNA Sciences, Inc., filed as an exhibit to the current report on Form 8-K filed with the Commission on June 30, 2010 and incorporated herein by reference

3.3	Second Certificate of Amendment of Certificate of Incorporation of Applied DNA Sciences, Inc., filed as an exhibit to the current report on Form 8-K filed with the Commission on January 30, 2012 and incorporated herein by reference.

3.4	Third Certificate of Amendment of Certificate of Incorporation of Applied DNA Sciences, Inc., filed as an exhibit to the current report on Form 8-K filed with the Commission on October 29, 2014 and incorporated herein by reference.

3.5	By-Laws of Applied DNA Sciences, Inc., filed as an exhibit to the current report on Form 8-K filed with the Commission on January 16, 2009 and incorporated herein by reference.

4.1	Form of Warrant (Concurrent), filed as an exhibit to the current report on Form 8-K filed with the Commission on November 23, 2015 and incorporated herein by reference.

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4.2	Form of Warrant (Broker-Dealer), filed as an exhibit to the current report on Form 8-K filed with the Commission on November 3, 2016 and incorporated herein by reference.

4.3	Form of Warrant (Broker-Dealer), filed as an exhibit to the current report on Form 8-K filed with the Commission on November 23, 2015 and incorporated herein by reference.

4.4	Form of Warrant (Broker-Dealer), filed as an exhibit to the current report on Form 8-K filed with the Commission on March 27 2015 and incorporated herein by reference.

4.5	Form of Warrant (Broker-Dealer), filed as an exhibit to the Amendment No. 1 to Form S-1 Registration Statement filed with the Commission on October 30, 2014 and incorporated herein by reference.

4.6	Form of Warrant Agreement between Applied DNA Sciences, Inc. and American Stock Transfer & Trust Company, LLC, as warrant agent, filed as an exhibit to the registration statement on Form S-1/A filed with the Commission on November 12, 2014 and incorporated herein by reference.

4.7	First Amendment to Warrant Agreement dated April 1, 2015 between Applied DNA Sciences, Inc. and American Stock Transfer & Trust Company, LLC as warrant agent, filed as an exhibit to the registration statement on Form 8-K filed with the Commission on April 1, 2015 and incorporated herein by reference.

4.8	Second Amendment to Warrant Agreement as of November 2, 2016, filed as an exhibit to the current report on Form 8-K filed with the Commission on November 2, 2016 and incorporated herein by reference.

10.1	Form of Securities Purchase Agreement (Concurrent Warrants), filed as an exhibit to the current report on Form 8-K filed with the Commission on November 23, 2015 and incorporated herein by reference.

5.1	Opinion of Pepper Hamilton LLP (filed herewith).

23.1	Consent of Pepper Hamilton LLP (included in Exhibit 5.1)

23.2	Consent of Marcum LLP (filed herewith)

24.1	Power of attorney (included on the signature page hereto)

Item 17. Undertakings.

(a)	The undersigned Registrant hereby undertakes:
	(1)	to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement;

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	(2)	that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;
	(3)	to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering; and
	(4)	that, for the purpose of determining liability under the Securities Act to any purchaser: (A) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and (B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(b)	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant, Applied DNA Sciences, Inc., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Stony Brook, State of New York, on the 15th day of September 2017.

APPLIED DNA SCIENCES, INC.

By:	/s/ James A. Hayward
James A. Hayward
Chairman, President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below appoints Dr. James A. Hayward and Ms. Beth M. Jantzen, and each of them, any of whom may act without the joinder of the other, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any Registration Statement (including any amendment thereto) for this offering that is to be effective upon filing pursuant to Rule 462 under the Securities Act of 1933 and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or would do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them of their or his substitute and substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933 this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JAMES A. HAYWARD	Chairman, President, Chief	September 15, 2017
James A. Hayward	Executive Officer and Director
(Principal Executive Officer)

/s/ BETH M. JANTZEN	Chief Financial Officer	September 15, 2017
Beth M. Jantzen	(Principal Financial and Accounting Officer)

/s/ ROBERT B. CATELL	Director	September 15, 2017
Robert B. Catell

/s/ JOHN F. BITZER III	Director	September 15, 2017
John F. Bitzer III

/s/ CHARLES S. RYAN	Director	September 15, 2017
Charles S. Ryan

/s/ YACOV SHAMASH	Director	September 15, 2017
Yacov Shamash

/s/ SANFORD R. SIMON	Director	September 15, 2017
Sanford R. Simon

/s/ JOSEPH D. CECCOLI	Director	September 15, 2017
Joseph D. Ceccoli

/s/ ELIZABETH M. SCHMALZ FERGUSON	Director	September 15, 2017
Elizabeth M. Schmalz Ferguson

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EXHIBIT INDEX

Exhibit	Description
3.1	Certificate of Incorporation of Applied DNA Sciences, Inc., filed as an exhibit to the current report on Form 8-K filed with the Commission on January 16, 2009 and incorporated herein by reference.

3.2	Certificate of Amendment of Certificate of Incorporation of Applied DNA Sciences, Inc., filed as an exhibit to the current report on Form 8-K filed with the Commission on June 30, 2010 and incorporated herein by reference

3.3	Second Certificate of Amendment of Certificate of Incorporation of Applied DNA Sciences, Inc., filed as an exhibit to the current report on Form 8-K filed with the Commission on January 30, 2012 and incorporated herein by reference.

3.4	Third Certificate of Amendment of Certificate of Incorporation of Applied DNA Sciences, Inc., filed as an exhibit to the current report on Form 8-K filed with the Commission on October 29, 2014 and incorporated herein by reference.

3.5	By-Laws of Applied DNA Sciences, Inc., filed as an exhibit to the current report on Form 8-K filed with the Commission on January 16, 2009 and incorporated herein by reference.

4.1	Form of Warrant (Concurrent), filed as an exhibit to the current report on Form 8-K filed with the Commission on November 23, 2015 and incorporated herein by reference.

4.2	Form of Warrant (Broker-Dealer), filed as an exhibit to the current report on Form 8-K filed with the Commission on November 3, 2016 and incorporated herein by reference.

4.3	Form of Warrant (Broker-Dealer), filed as an exhibit to the current report on Form 8-K filed with the Commission on November 23, 2015 and incorporated herein by reference.

4.4	Form of Warrant (Broker-Dealer), filed as an exhibit to the current report on Form 8-K filed with the Commission on March 27 2015 and incorporated herein by reference.

4.5	Form of Warrant (Broker-Dealer), filed as an exhibit to the Amendment No. 1 to Form S-1 Registration Statement filed with the Commission on October 30, 2014 and incorporated herein by reference.

4.6	Form of Warrant Agreement between Applied DNA Sciences, Inc. and American Stock Transfer & Trust Company, LLC, as warrant agent, filed as an exhibit to the registration statement on Form S-1/A filed with the Commission on November 12, 2014 and incorporated herein by reference.

4.7	First Amendment to Warrant Agreement dated April 1, 2015 between Applied DNA Sciences, Inc. and American Stock Transfer & Trust Company, LLC as warrant agent, filed as an exhibit to the registration statement on Form 8-K filed with the Commission on April 1, 2015 and incorporated herein by reference.

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Exhibit	Description
4.8	Second Amendment to Warrant Agreement dated April 1, 2015 between Applied DNA Sciences, Inc. and American Stock Transfer & Trust Company, LLC as warrant agent as of November 2, 2016, filed as an exhibit to the current report on Form 8-K filed with the Commission on November 2, 2016 and incorporated herein by reference.

5.1	Opinion of Pepper Hamilton LLP (filed herewith)

10.1	Form of Securities Purchase Agreement (Concurrent Warrants), filed as an exhibit to the current report on Form 8-K filed with the Commission on November 23, 2015 and incorporated herein by reference.

23.1	Consent of Pepper Hamilton LLP (included in Exhibit 5.1)

23.2	Consent of Marcum LLP (filed herewith)

24.1	Power of attorney (included on the signature page hereto)

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